UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 19, 2005


                               SUNSET BRANDS, INC.
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             (Exact name of registrant as specified in its charter)


          Nevada                        000-51162                 91-2007330
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(State or other jurisdiction           (Commission              (IRS Employer
       of incorporation)               File Number)          Identification No.)


10990 Wilshire Boulevard, Suite 1220, Los Angeles, CA                90024
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       (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (310) 478-4600
                                                           --------------

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
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         Amendment to Acquisition Agreement and Plan of Merger
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         As previously reported, on February 18, 2005, Sunset Brands, Inc. (the
"Company") entered an Acquisition Agreement and Plan of Merger (as amended by Amendment Nos. 1 and 2 thereto, the "Merger Agreement") by and among the Company, IBF Fund Liquidating, LLC, a Delaware limited liability company ("IBF"), U.S. Mills, Inc., a Delaware corporation ("USM"), USM Acquisition Sub, Inc. (the "Merger Sub"), a newly formed Delaware corporation and wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, upon closing the Merger Sub will merge with and into USM, with USM continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the "Merger").

         On or about May 19, 2005, the Company, IBF, Merger Sub and USM entered into that certain Amendment No. 3 to Acquisition Agreement and Plan of Merger (the "Amendment") dated as of May 18, 2005. Pursuant to the terms of the Amendment, the termination provisions of the Merger Agreement were amended to extend, from May 13, 2005 to June 15, 2005, the date after which the parties may terminate the Merger Agreement if the various conditions to closing have not been satisfied.

         In addition, in connection with the execution of the Amendment, the Company caused all cash held in escrow in connection with the Merger to be released to USM. On or about may 19, 2005, $750,000 of the Company funds held in escrow were released to IBF and the Company provided instructions to the transfer agent that upon receipt of an additional $250,000 into the escrow account, such funds would be released to USM as well. The funds released to USM will be retained by USM in the event the Merger is not consummated as a result of the Company's failure to obtain financing or otherwise meet its obligations under the Merger Agreement. In the event the Merger does close, the funds released will be deducted from the purchase price otherwise payable by the Company in connection with the Merger. In the event the Merger Agreement is terminated on or after June 15, 2005 (unless termination is due to a breach by USM or IBF), the confession of judgment promissory note of the Company in the amount of $1.5 million dollars (the "Escrow Note") and the 500,000 shares of Company common stock currently held in escrow will be released to USM on June 30, 2005.

         In the event the Company completes the acquisition of USM, the Amendment requires the Company to pay certain costs and expenses to IBF which shall not exceed $150,000 (previously $75,000).

         The foregoing description of the Amendment and related transactions does not purport to be complete and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 2.1 which is incorporated into this report by this reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an
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            Off-Balance Sheet Arrangement of a Registrant.
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         See Item 1.01 above for a description of certain financial obligations of the Company that have or may be incurred in connection with the proposed acquisition of USM.

Item 9.01.  Financial Statements and Exhibits.
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          (c) Exhibits

         The following exhibit is filed as part of this report:

2.1 Amendment No. 3 to Acquisition Agreement and Plan of Merger, dated as of May 19, 2005, by and among the Company, IBF Fund Liquidating, LLC, a Delaware limited liability company, U.S. Mills, Inc., a Delaware corporation, USM Acquisition Sub, Inc., a Delaware corporation

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SUNSET BRANDS, INC.


Date: May 24, 2005                 By: /s/  TODD SANDERS
                                      --------------------------------
                                       Todd Sanders, CEO and President

                                   By: /s/ STEPHEN RADUSCH
                                      -----------------------------------------
                                       Stephen Radusch, Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
-----------       -----------

  2.1 Amendment No. 3 to Acquisition Agreement and Plan of Merger, dated as of May 19, 2005, by and among the Company, IBF Fund Liquidating, LLC, a Delaware limited liability company, U.S. Mills, Inc., a Delaware corporation, USM Acquisition Sub, Inc., a Delaware corporation